FOR IMMEDIATE RELEASE

Media Contact: Gabby Nelson (763) 551-7460 publicrelations@selectcomfort.com	Investor Contact: Edwin Boon (763) 551-7498 investorrelations@selectcomfort.com

SELECT COMFORT ANNOUNCES THIRD-QUARTER 2012 RESULTS

•	Reports Record Third-quarter Net Sales of $247 Million, Up 24 Percent vs. Prior Year

•	Achieves 15th Consecutive Quarter of Double-digit Year-over-Year Operating Income Growth

•	Reports Record Third-quarter Earnings per Diluted Share of $0.46, Up 48 Percent vs. Prior Year

•	Raises Full-year 2012 Guidance

MINNEAPOLIS - (Oct. 17, 2012) - Select Comfort Corporation (NASDAQ: SCSS) today reported third-quarter results for the period ended Sept. 29, 2012. Net sales for the quarter increased 24 percent to a third-quarter record of $247 million, compared to $200 million in the third quarter of 2011. Results were driven by company-controlled comparable sales growth of 21 percent. The company reported record third-quarter earnings per diluted share of $0.46, a 48 percent increase versus $0.31 per diluted share in the third quarter of 2011.
“Customers continue to enthusiastically respond to the Sleep Number brand experience, including our proprietary products and exclusive store experience, which drove record third-quarter sales,” said Shelly Ibach, president and CEO, Select Comfort. “And the strength of our business model resulted in record operating margin as well as record earnings per share.”
“In the fourth quarter, we'll accelerate investments in our consumer-focused growth strategies to build brand awareness and advance product innovation while also developing markets with more convenient locations and enhanced store experiences,” continued Ibach. “We remain committed to our goal of delivering greater than 20 percent annual earnings-per-share growth while exceeding $1.5 billion in sales and 15 percent operating margin by 2015.”
Third-quarter Summary
In the third quarter, net sales increased by 24 percent as compared to the prior-year period. The increase was driven by company-controlled comparable sales growth of 21 percent, with average retail sales-per-comparable-store during the past 12 months reaching a record $2.1

Select Comfort Announces Third-quarter 2012 Results – Page 2 of 11 million, a 31 percent increase over the prior-year period. The sales increase also was driven by 20 net new stores opened during the past 12 months, including 13 net new stores opened during the third quarter. There were 394 stores open as of Sept. 29, 2012.
Operating income for the third quarter was $40.2 million, and operating margin during the quarter was 16.3 percent of net sales, a 300 basis-point improvement from 13.3 percent in 2011. Operating income and operating margin were both quarterly records for the company. The 300 basis-point operating margin growth was primarily driven by a 210 basis-point increase in gross-profit margin and a 90 basis-point improvement in the sales and marketing expense rate.
Gross-profit margin in the third quarter of 2012 was 65.1 percent of net sales, an increase of 210 basis points versus 63.0 percent in the prior-year period. The year-over-year increase was primarily driven by pricing and mix associated with new product innovation. In addition, the prior-year period was impacted by a $1.6 million increase to customer-service reserves.
Sales and marketing costs were $101.7 million in the third quarter, or 41.2 percent of net sales. This compares to $83.9 million, or 42.1 percent of net sales in the prior-year period, reflecting continued leverage from the company's sales growth. Media spending during the quarter was $32 million, a 33 percent increase versus the prior-year period.
General and administrative expenses were $16.9 million in the third quarter, or 6.9 percent of net sales. This compares to $14.3 million, or 7.2 percent of net sales, during the same period last year, again reflecting continued leverage of the company's fixed-cost base.
Cash from operating activities was $98 million for the first nine months of 2012 compared to $75 million in the same period one year ago. Capital expenditures for the first nine months of 2012 increased to $37 million as compared to $14 million in 2011, driven by increased investment in stores and information systems. During the third quarter, the company returned $10 million to shareholders through the repurchase of 0.4 million shares of its common stock, bringing the total share repurchases year-to-date to $20 million, or 0.8 million shares. As of the end of the quarter, cash, cash equivalents and marketable-debt securities totaled $193 million, and the company had no borrowings under its revolving credit facility.

Select Comfort Announces Third-quarter 2012 Results – Page 3 of 11

Fiscal 2012 Outlook
The company is raising its outlook for 2012 GAAP earnings per diluted share, including the $5.6 million non-recurring charge in the first quarter of 2012, from between $1.35 and $1.41 to between $1.45 and $1.47, a 36 to 37 percent increase versus the prior year. Excluding the charge, this represents non-GAAP guidance of between $1.51 and $1.53, a 41 to 43 percent increase versus prior year. This outlook assumes total sales growth during the fourth quarter of at least 20 percent.
The company expects year-end 2012 store count to be between 408 and 412 stores, a 7 to 8 percent increase from the 381 stores at year-end 2011. Capital expenditures for 2012 are estimated to be approximately $50 million, reflecting new stores, repositioned stores and remodels, along with continued investment in information systems. The company also plans to continue repurchasing shares for the remainder of 2012, with the objective of maintaining share count.
Conference Call
Management will host its regularly scheduled conference call to discuss the company's results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) today. To listen to the call, please dial (800) 593-9959 (international participants dial (517) 308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Sleep Number website at http://www.sleepnumber.com/eng/aboutus/InvestorRelations.cfm. The webcast replay will remain available in the investor relations area of the company's website for approximately 60 days.
About Select Comfort Corporation
Select Comfort Corporation (NASDAQ: SCSS) is leading the industry in delivering an unparalleled sleep experience by offering consumers high-quality, innovative and individualized sleep solutions and services, which include a complete line of SLEEP NUMBER® beds and bedding. The company is the exclusive manufacturer, marketer, retailer and servicer of the revolutionary Sleep Number bed, which allows individuals to adjust the firmness and support of each side at the touch of a button. The company offers further personalization through its solutions-focused line of Sleep Number pillows, sheets and other bedding products. And as the only national specialty-mattress retailer, consumers can take advantage of an enhanced mattress-buying experience at one of 400 Sleep Number stores across the country, online at sleepnumber.com, or via phone at (800) Sleep Number or (800) 753-3768.

Select Comfort Announces Third-quarter 2012 Results – Page 4 of 11

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends; consumer confidence; the effectiveness of the company's marketing messages; the efficiency of its advertising and promotional efforts; consumer acceptance of its products, product quality, innovation and brand image; availability of attractive and cost-effective consumer credit options; execution of the company's retail store distribution strategy; the company's dependence on significant suppliers, and its ability to maintain relationships with key suppliers, including several sole-source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; industry competition; the company's ability to continue to improve its product line; warranty expenses; risks of pending and potentially unforeseen litigation; increasing government regulations, which have added or will add cost pressures and process changes to ensure compliance; the adequacy of the company's management information systems to meet the evolving needs of its business and evolving regulatory standards applicable to data privacy and security; the company's ability to attract and retain senior leadership and other key employees, including qualified sales professionals; and uncertainties arising from global events, such as terrorist attacks or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in the company's filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

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Select Comfort Announces Third-quarter 2012 Results – Page 5 of 11

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	September 29, 2012	% of Net Sales	October 1, 2011	% of Net Sales
Net sales	$246,817	100.0%	$199,600	100.0%
Cost of sales	86,088	34.9%	73,838	37.0%
Gross profit	160,729	65.1%	125,762	63.0%

Operating expenses:
Sales and marketing	101,718	41.2%	83,936	42.1%
General and administrative	16,936	6.9%	14,331	7.2%
Research and development	1,742	0.7%	1,029	0.5%
Asset impairment charges	108	0.0%	7	0.0%
Total operating expenses	120,504	48.8%	99,303	49.8%
Operating income	40,225	16.3%	26,459	13.3%
Other income, net	73	0.0%	23	0.0%
Income before income taxes	40,298	16.3%	26,482	13.3%
Income tax expense	14,089	5.7%	9,246	4.6%
Net income	$26,209	10.6%	$17,236	8.6%

Net income per share – basic	$0.47		$0.31

Net income per share – diluted	$0.46		$0.31

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	55,444		55,214
Effect of dilutive securities:
Options	1,121		777
Restricted shares	421		504
Diluted weighted-average shares outstanding	56,986		56,495

Select Comfort Announces Third-quarter 2012 Results – Page 6 of 11

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Nine Months Ended
	September 29, 2012	% of Net Sales	October 1, 2011	% of Net Sales
Net sales	$714,419	100.0%	$554,130	100.0%
Cost of sales	257,820	36.1%	202,763	36.6%
Gross profit	456,599	63.9%	351,367	63.4%

Operating expenses:
Sales and marketing	296,143	41.5%	234,724	42.4%
General and administrative	50,085	7.0%	43,074	7.8%
Research and development	4,288	0.6%	2,983	0.5%
CEO transition costs	5,595	0.8%	—	0.0%
Asset impairment charges	115	0.0%	103	0.0%
Total operating expenses	356,226	49.9%	280,884	50.7%
Operating income	100,373	14.0%	70,483	12.7%
Other income (expense), net	128	0.0%	(37)	0.0%
Income before income taxes	100,501	14.1%	70,446	12.7%
Income tax expense	34,902	4.9%	25,338	4.6%
Net income	$65,599	9.2%	$45,108	8.1%

Net income per share – basic	$1.18		$0.82

Net income per share – diluted	$1.15		$0.80

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	55,601		54,966
Effect of dilutive securities:
Options	1,085		804
Restricted shares	516		536
Diluted weighted-average shares outstanding	57,202		56,306

Select Comfort Announces Third-quarter 2012 Results – Page 7 of 11

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except per share amounts)
subject to reclassification

	(unaudited)
	September 29, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$110,408	$116,255
Marketable debt securities – current	47,232	20,020
Accounts receivable, net of allowance for doubtful accounts of $345 and $397, respectively	15,215	13,844
Inventories	28,997	24,851
Prepaid expenses	8,098	5,778
Deferred income taxes	4,454	4,443
Other current assets	9,141	6,004
Total current assets	223,545	191,195

Marketable debt securities – non-current	35,518	10,042
Property and equipment, net	68,301	43,850
Deferred income taxes	13,694	12,964
Other assets	4,994	4,606
Total assets	$346,052	$262,657

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$64,816	$50,141
Customer prepayments	15,411	13,529
Compensation and benefits	23,060	29,806
Taxes and withholding	18,087	9,883
Other current liabilities	20,084	15,691
Total current liabilities	141,458	119,050

Non-current liabilities:
Warranty liabilities	1,924	2,714
Other long-term liabilities	14,106	11,502
Total non-current liabilities	16,030	14,216
Total liabilities	157,488	133,266

Shareholders’ equity:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 56,040 and 56,397 shares issued and outstanding, respectively	560	564
Additional paid-in capital	41,285	47,701
Retained earnings	146,700	81,101
Accumulated other comprehensive income	19	25
Total shareholders’ equity	188,564	129,391
Total liabilities and shareholders’ equity	$346,052	$262,657

Select Comfort Announces Third-quarter 2012 Results – Page 8 of 11

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited – in thousands)
subject to reclassification

	Nine Months Ended
	September 29, 2012	October 1, 2011
Cash flows from operating activities:
Net income	$65,599	$45,108
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,411	9,786
Stock-based compensation	9,570	3,674
Net loss on disposals and impairments of assets	86	92
Excess tax benefits from stock-based compensation	(4,947)	(1,700)
Deferred income taxes	(737)	2,579
Changes in operating assets and liabilities:
Accounts receivable	(1,237)	1,936
Inventories	(4,146)	(1,349)
Income taxes	10,715	5,187
Prepaid expenses and other assets	(6,031)	(3,486)
Accounts payable	10,565	2,887
Customer prepayments	1,882	670
Accrued compensation and benefits	(6,588)	1,176
Other taxes and withholding	2,291	2,199
Warranty liabilities	(1,247)	1,210
Other accruals and liabilities	7,450	4,556
Net cash provided by operating activities	97,636	74,525

Cash flows from investing activities:
Purchases of property and equipment	(36,816)	(14,492)
Proceeds from sales of property and equipment	42	11
Investments in marketable debt securities	(63,240)	(40,021)
Proceeds from maturities of marketable debt securities	10,103	—
Increase in restricted cash	—	(2,650)
Net cash used in investing activities	(89,911)	(57,152)

Cash flows from financing activities:
Net increase (decrease) in short-term borrowings	2,323	(537)
Repurchases of common stock	(24,071)	(350)
Proceeds from issuance of common stock	3,279	2,165
Excess tax benefits from stock-based compensation	4,947	1,700
Debt issuance costs	(50)	—
Net cash (used in) provided by financing activities	(13,572)	2,978
Net (decrease) increase in cash and cash equivalents	(5,847)	20,351
Cash and cash equivalents, at beginning of period	116,255	76,016
Cash and cash equivalents, at end of period	$110,408	$96,367

Select Comfort Announces Third-quarter 2012 Results – Page 9 of 11

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011
Percent of sales:
Retail	90.9%	89.3%	89.3%	87.7%
Direct and E-Commerce	6.9%	7.5%	7.5%	8.5%
Wholesale	2.2%	3.2%	3.2%	3.8%
Total	100.0%	100.0%	100.0%	100.0%

Sales growth rates:
Retail comparable-store sales	21%	29%	28%	28%
Direct and E-Commerce	14%	(2%)	13%	(6%)
Company-Controlled comparable sales change	21%	26%	27%	24%
Net new/(closed) stores	4%	0%	3%	(1%)
Total Company-Controlled Channels	25%	26%	30%	23%
Wholesale	(15%)	(1%)	9%	(6%)
Total	24%	25%	29%	21%

Stores open:
Beginning of period	381	375	381	386
Opened	15	3	37	9
Closed	(2)	(4)	(24)	(21)
End of period	394	374	394	374

Other metrics:
Average sales per store ($ in 000's)[1]	$2,108	$1,611
Average sales per square foot[1]	$1,314	$1,071
Stores > $1 million net sales[1]	98%	90%
Stores > $2 million net sales[1]	48%	18%
Average mattress sales per mattress unit - Company Controlled Channels	$2,692	$2,252	$2,493	$2,191

[1] Trailing twelve months for stores open at least one year.

Select Comfort Announces Third-quarter 2012 Results – Page 10 of 11

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization (EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments. Management believes EBITDA is a useful indicator of our financial performance and ability to generate cash flows from operations. Our definition of EBITDA may not be comparable to similarly titled definitions used by other companies. The tables below reconcile EBITDA, which is a non-GAAP financial measure, to comparable GAAP financial measures:

	Three Months Ended		Trailing-Twelve Months Ended
	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011
Net income	$26,209	$17,236	$80,969	$52,226
Income tax expense	14,089	9,246	39,506	29,630
Interest expense	16	24	122	234
Depreciation and amortization	5,126	3,390	17,826	13,043
Stock-based compensation	1,200	1,418	10,866	4,875
Asset impairments	108	7	121	145
EBITDA	$46,748	$31,321	$149,410	$100,153

Note - Our EBITDA calculation is considered a non-GAAP financial measure and is not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles

Select Comfort Announces Third-quarter 2012 Results – Page 11 of 11

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Reported to Adjusted Statements of Operations Data Reconciliation
(in thousands, except per share amounts)

	Nine Months Ended
	September 29, 2012			October 1, 2011
	As Reported	CEO Transition Costs (1)	As Adjusted	As Reported
Operating income	$100,373	$5,595	$105,968	$70,483
Other income (expense), net	128	—	128	(37)
Income before income taxes	100,501	5,595	106,096	70,446
Income tax expense (2)	34,902	1,925	36,827	25,338
Net income	$65,599	$3,670	$69,269	$45,108

Net income per share -
Basic	$1.18	$0.07	$1.25	$0.82
Diluted	$1.15	$0.06	$1.21	$0.80

Basic shares	55,601	55,601	55,601	54,966
Diluted shares	57,202	57,202	57,202	56,306

(1) In February 2012, we announced that William R. McLaughlin, then President and CEO, would retire from the Company effective June 1, 2012. In recognition of Mr. McLaughlin’s contributions, the Compensation Committee approved the modification of Mr. McLaughlin’s currently unvested stock awards. As a result of these modifications, we recorded incremental non-cash compensation of $5.6 million.

(2) Reflects effective income tax rate, before discrete adjustments, of 34.4% for 2012.

Note - Our "as adjusted" data is considered a non-GAAP financial measure and is not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates year-over-year comparisons for investors and financial analysts.

GAAP - generally accepted accounting principles